UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2020

THE CHEFS’ WAREHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35249	20-3031526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 East Ridge Road

Ridgefield, Connecticut 06877

(Address of principal executive offices)

Registrant’s telephone number, including area code: (203) 894-1345

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	CHEF	The NASDAQ Stock Market LLC
Preferred Stock Purchase Rights	CHEF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02(d) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2020, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of The Chefs’ Warehouse, Inc. (the “Company”) took the following actions with respect to certain compensatory arrangements with its named executive officers in response to the continuing impacts of COVID-19 on the business of the Company:

2021 Base Salaries. Effective December 26, 2020 (the first day of fiscal year 2021), the base salaries of the Company’s named executive officers will be restored to the base salaries in place prior to March 23, 2020, which were reduced 50% by the Board, with the support of the named executive officers, for the remainder of fiscal year 2020 (as further described in the proxy statement for the Company’s 2020 annual meeting of shareholders, filed with the Securities and Exchange Commission on March 27, 2020).

2020 Annual Incentive Bonus. For fiscal year 2020, the Company’s 2020 Cash Incentive Plan (the “2020 AIP”) will payout at 50% of target on December 17, 2020 to each of the named executive officers. In recognition of critical financial, operational and strategic priorities that surfaced during the year in connection with COVID-19, and in order to support the retention of talent and to provide a continuing incentive for performance, the Committee exercised its discretionary authority under the AIP to determine the bonus based on considerations in addition to the revenue and AEBITDA performance measures included in the 2020 AIP. In exercising its discretion, the Committee took into account a variety of actions taken by management in 2020, including cash flow and liquidity preservation, adapted distribution and a new B2C distribution channel, the enabling of efficient remote work and frontline team safety, organizational enhancements to build the team of the future, and public policy efforts and engagement to support the restaurant industry.

2018 Performance-Based Restricted Stock Awards. The Committee certified performance achievement at 83% of target under performance-based restricted stock awards (“PRSAs”) granted during fiscal year 2018 and covering the performance period beginning on the first day of fiscal year 2018 and ending on the last day of fiscal year 2020 (as further described in the proxy statement for the Company’s 2019 annual meeting of shareholders, filed with the Securities and Exchange Commission on March 29, 2019) based on achievement of 100% for fiscal years 2018 and 2019 and 50% for fiscal year 2020. In making the determination for fiscal year 2020, the Committee used the same discretionary performance factors as were used in determining the 2020 AIP payout, in addition to the ROIC (return on invested capital) and EBITDA margin targets included in the PRSAs. The PRSAs and the time-based restricted stock awards granted during fiscal year 2018 will vest on December 17, 2020, subject to satisfaction of the applicable service-based conditions until such time.

2019 and 2020 Performance-Based Restricted Stock Awards. The Committee, with the support of the named executive officers, cancelled 70% the of the PRSAs granted to the named executive officers in fiscal year 2019 (the portions related to AEBITDA and ROIC) and all of the PRSAs granted to the named executive officers in fiscal year 2020 (the fiscal year 2019 grant is further described in the proxy statement for the Company’s 2020 annual meeting of shareholders, filed with the Securities and Exchange Commission on March 27, 2020). The Committee certified performance at target for 30% of the PRSAs granted to the named executive officers in fiscal year 2019 (the portion related to share price), which will vest at the end of fiscal year 2021, subject to satisfaction of the applicable service-based conditions until such time. The Committee may consider these cancelled PRSAs when making determinations for 2021 performance-based equity awards.

Item 8.01. Other Events.

On December 3, 2020, the Board also reinstated the cash portion of the non-employee Board members’ annual Board retainers that were eliminated on May 15, 2020 (as further described in the Company’s Current Report on Form 8-K filed on May 18, 2020) on a pro rata basis, covering the period from December 26, 2020 until the Company’s 2021 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEFS’ WAREHOUSE, INC.

By:	/s/ Alexandros Aldous
Name:	Alexandros Aldous
Title:	General Counsel, Corporate Secretary and Chief Government Relations Officer

Date:   December 3, 2020